                    Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts	Investors
Brad Brown	Andrew Kirk	Investor Services
314.554.2182	314.554.3942	800.255.2237
bbrown8@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2020 Results

•Third Quarter Diluted Earnings Per Share were $1.47 in 2020 vs. $1.47 in 2019
•Guidance Range for 2020 Narrowed to $3.40 to $3.55 per Diluted Share from $3.40 to $3.60

ST. LOUIS (Nov. 4, 2020) — Ameren Corporation (NYSE: AEE) today announced third quarter 2020 net income attributable to common shareholders of $367 million, or $1.47 per diluted share, compared to third quarter 2019 net income attributable to common shareholders of $364 million, or $1.47 per diluted share.
Third quarter 2020 results reflected earnings on increased infrastructure investments made across all business segments driven by solid execution of the company's strategy. Earnings were positively impacted by new Ameren Missouri electric service rates effective April 1, 2020, driven in part by earnings on increased infrastructure investments. In addition, earnings benefited from lower Ameren Missouri operations and maintenance expenses due to disciplined cost management. These favorable factors were mostly offset by lower Ameren Missouri electric retail sales driven by milder-than-normal temperatures in the third quarter of 2020 compared to warmer-than-normal temperatures in the year-ago period, as well as due to the impact of COVID-19. In addition, the comparison reflected lower Ameren Missouri energy efficiency performance incentives compared to the year-ago period, as well as increased interest expense at Ameren Parent primarily due to higher long-term debt outstanding and the timing of income tax expense, which is not expected to impact full-year results. Finally, earnings were negatively impacted by a lower allowed return on equity at Ameren Illinois Electric Distribution due to a lower projected average 30-year U.S. Treasury bond yield in 2020 compared to 2019.
“While we are operating our business during unprecedented times due to COVID-19, we continue our relentless focus on the safety of our co-workers, customers and communities, as well as delivering reliable, affordable and cleaner electric and natural gas services. We are executing on all elements of our strategy, including significant investment in energy infrastructure and disciplined cost management across all of our business segments," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Further, in September, the company announced its transformative plan that accelerates Ameren's transition toward a cleaner energy future, including our goal of net-zero carbon emissions by 2050. Our plan includes our largest-ever expansion of clean solar and wind generation while maintaining the reliability and affordability that customers expect.”

Ameren recorded net income attributable to common shareholders for the nine months ended Sept. 30, 2020, of $756 million, or $3.04 per diluted share, compared to net income attributable to common shareholders for the nine months ended Sept. 30, 2019, of $734 million, or $2.97 per diluted share.
The year-over-year nine month earnings comparison benefited from increased infrastructure investments made across all business segments. Earnings were positively impacted by new Ameren Missouri electric service rates effective April 1, 2020. In addition, Ameren Missouri's operations and maintenance expenses were lower due to the absence of a scheduled nuclear refueling and maintenance outage at the Callaway Energy Center compared to the year-ago period when there was such an outage, as well as from disciplined cost management. Earnings also benefited from the impact of the May 2020 Federal Energy Regulatory Commission order addressing the Midcontinent Independent System Operator allowed base return on equity at Ameren Transmission. These favorable factors were partially offset by lower Ameren Missouri weather-driven electric retail sales and lower electric sales due to the impact of COVID-19, as well as lower energy efficiency performance incentives compared to the year-ago period. Finally, the earnings comparison reflected increased interest expense at Ameren Parent primarily due to higher long-term debt outstanding, as well as a lower allowed return on equity at Ameren Illinois Electric Distribution.
Earnings Guidance
Today, Ameren narrowed its 2020 earnings guidance range to $3.40 to $3.55 per diluted share compared to the prior range of $3.40 to $3.60 per diluted share. Earnings guidance for 2020 assumes normal temperatures for the last three months of the year and is subject to the effects of, among other things: the impacts of COVID-19; 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri third quarter 2020 earnings were $297 million, compared to third quarter 2019 earnings of $300 million. The year-over-year comparison reflected increased earnings due to new electric service rates, as well as lower operations and maintenance expenses due to disciplined cost management. These factors were more than offset by lower electric sales from milder-than-normal temperatures in the third quarter of 2020 compared to warmer-than-normal temperatures in the year-ago period, as well as due to the impact of COVID-19. In addition, the comparison was negatively impacted by lower energy efficiency performance incentives compared to the year-ago period.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution third quarter 2020 earnings were $34 million, compared to third quarter 2019 earnings of $32 million. The year-over-year comparison reflected increased earnings on infrastructure and energy efficiency investments that were partially offset by a lower allowed return on equity due to a lower projected average 30-year U.S. Treasury bond yield in 2020 compared to 2019.

Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas third quarter 2020 earnings were $2 million, compared to a third quarter 2019 loss of $1 million. The year-over-year comparison reflected increased earnings on infrastructure investments.
Ameren Transmission Segment Results
Ameren Transmission third quarter 2020 earnings were $62 million, compared to third quarter 2019 earnings of $53 million. The year-over-year improvement reflected increased earnings on infrastructure investments.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the third quarter of 2020 reflected a loss of $28 million, compared to a third quarter 2019 loss of $20 million. The year-over-year comparison reflected increased interest expense primarily due to higher long-term debt outstanding and the timing of income tax expense, which is not expected to impact full-year results.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, Nov. 5, to discuss 2020 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q3 2020 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended June 30, 2020, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from potential future orders and the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI) challenging the refund period related to the May 2020 Federal Energy Regulatory Commission (FERC) order determining the allowed base return on common equity (ROE) under the Midcontinent Independent System Operator (MISO) tariff, the Notice of Inquiry issued by the FERC in March 2019 regarding its allowed base ROE policy, the Notice of Proposed Rulemaking issued by the FERC in March 2020 regarding its transmission incentives policy, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases, requests filed with the Missouri Public Service Commission (MoPSC) in October 2020 for accounting authority orders related to Ameren Missouri's electric and natural gas services to allow Ameren Missouri to accumulate certain costs incurred related to the COVID-19 pandemic, Ameren Illinois’ May 2020 annual electric energy-efficiency formula rate update, Ameren Illinois' April 2020 annual electric distribution formula rate update filing, and Ameren Illinois' natural gas delivery service regulatory rate review filed with the Illinois Commerce Commission (ICC) in February 2020;
•the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to changes in customer demand resulting in changes to sales volumes, customers’ payment for our services and their use of deferred payment arrangements, future regulatory or legislative actions that could require suspension of customer disconnections and/or late fees, among other things, for an extended period of time, the health and welfare of our workforce and contractors, supplier disruptions, delays in the completion of construction projects, which could impact our planned capital expenditures and expected planned rate base growth, Ameren Missouri's ability to recover any forgone customer late fee revenues or incremental costs, our ability to meet customer energy-efficiency program goals and earn performance incentives related to those programs, increased data security risks as a result of the transition to remote working arrangements for a significant portion of our workforce, and our ability to access the capital markets on reasonable terms and when needed;
•the effect and duration of Ameren Illinois’ election to participate in performance-based formula ratemaking frameworks, which, unless extended, expires at the end of 2022, for its electric distribution service and its participation in electric energy-efficiency programs, including the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the plant-in-service accounting (PISA), including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the Missouri Public Service Commission;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;
•the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, including as a result of amendments or technical corrections to the TCJA, and challenges to the tax positions we have taken, if any;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and the FEJA electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed ROEs;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s nuclear and coal-fired energy centers, or, in the absence of insurance, the ability to recover uninsured losses from our customers;
•the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates;
•disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;
•the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;
•Ameren Missouri’s ability to recover the remaining investment, if any, and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review, carbon dioxide and the implementation of the Affordable Clean Energy Rule, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•Ameren Missouri’s ability to acquire wind, solar, and other renewable energy generation facilities and recover its cost of investment and related return in a timely manner, which is affected by the ability to obtain all necessary project approvals; the ability of developers to meet contractual commitments and complete projects timely, which is dependent upon the availability of necessary materials and equipment, including those that are affected by the disruptions in the global supply chain caused by the COVID-19 pandemic; and Ameren Missouri’s ability to obtain a certificate of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources, retirement of energy centers, and new or continued customer energy-efficiency programs;
•the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•advancements in carbon-free generation and storage technologies, and constructive federal and state energy and economic policies with respect to those technologies;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings; and
•acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Revenues:
Electric	$1,489	$1,528	$3,846	$3,928
Natural gas	139	131	620	666
Total operating revenues	1,628	1,659	4,466	4,594
Operating Expenses:
Fuel	141	147	400	409
Purchased power	140	148	383	440
Natural gas purchased for resale	34	31	183	236
Other operations and maintenance	418	434	1,240	1,301
Depreciation and amortization	273	248	799	745
Taxes other than income taxes	128	131	372	375
Total operating expenses	1,134	1,139	3,377	3,506
Operating Income	494	520	1,089	1,088
Other Income, Net	48	34	117	99
Interest Charges	110	96	311	290
Income Before Income Taxes	432	458	895	897
Income Taxes	63	92	134	158
Net Income	369	366	761	739
Less: Net Income Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders	$367	$364	$756	$734

Earnings per Common Share – Basic	$1.48	$1.48	$3.06	$2.99

Earnings per Common Share – Diluted	$1.47	$1.47	$3.04	$2.97

Weighted-average Common Shares Outstanding – Basic	247.1	245.9	246.8	245.5
Weighted-average Common Shares Outstanding – Diluted	249.2	247.5	248.4	247.0

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$6	$16
Accounts receivable - trade (less allowance for doubtful accounts)	525	393
Unbilled revenue	221	278
Miscellaneous accounts receivable	71	63
Inventories	557	494
Other current assets	210	187
Total current assets	1,590	1,431
Property, Plant, and Equipment, Net	25,541	24,376
Investments and Other Assets:
Nuclear decommissioning trust fund	904	847
Goodwill	411	411
Regulatory assets	1,078	992
Other assets	993	876
Total investments and other assets	3,386	3,126
TOTAL ASSETS	$30,517	$28,933
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$357	$442
Short-term debt	272	440
Accounts and wages payable	640	874
Taxes accrued	199	37
Customer deposits	109	111
Current regulatory liabilities	96	164
Other current liabilities	432	437
Total current liabilities	2,105	2,505
Long-term Debt, Net	10,172	8,915
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,151	2,919
Regulatory liabilities	4,972	4,887
Asset retirement obligations	675	638
Pension and other postretirement benefits	373	401
Other deferred credits and liabilities	438	467
Total deferred credits and other liabilities	9,609	9,312
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,733	5,694
Retained earnings	2,769	2,380
Accumulated other comprehensive loss	(15)	(17)
Total Ameren Corporation shareholders’ equity	8,489	8,059
Noncontrolling Interests	142	142
Total equity	8,631	8,201
TOTAL LIABILITIES AND EQUITY	$30,517	$28,933

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities:
Net income	$761	$739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	802	745
Amortization of nuclear fuel	68	56
Amortization of debt issuance costs and premium/discounts	16	14
Deferred income taxes and investment tax credits, net	125	144
Allowance for equity funds used during construction	(25)	(20)
Stock-based compensation costs	16	15
Other	14	(11)
Changes in assets and liabilities	(448)	(14)
Net cash provided by operating activities	1,329	1,668
Cash Flows From Investing Activities:
Capital expenditures	(1,884)	(1,761)
Nuclear fuel expenditures	(61)	(26)
Purchases of securities – nuclear decommissioning trust fund	(169)	(192)
Sales and maturities of securities – nuclear decommissioning trust fund	135	184
Purchase of bonds	—	(207)
Proceeds from sale of remarketed bonds	—	207
Other	(2)	(3)
Net cash used in investing activities	(1,981)	(1,798)
Cash Flows From Financing Activities:
Dividends on common stock	(367)	(350)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(168)	(53)
Maturities of long-term debt	(85)	(329)
Issuances of long-term debt	1,263	900
Issuances of common stock	37	54
Employee payroll taxes related to stock-based compensation	(20)	(29)
Debt issuance costs	(11)	(10)
Net cash provided by financing activities	644	178
Net change in cash, cash equivalents, and restricted cash	(8)	48
Cash, cash equivalents, and restricted cash at beginning of year	176	107
Cash, cash equivalents, and restricted cash at end of period	$168	$155

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,626	3,833	10,168	10,359
Commercial	3,630	4,022	10,002	10,997
Industrial	1,150	1,167	3,122	3,259
Street lighting and public authority	19	23	63	72
Ameren Missouri retail load subtotal	8,425	9,045	23,355	24,687
Off-system	2,208	1,275	6,649	3,830
Ameren Missouri total	10,633	10,320	30,004	28,517
Ameren Illinois Electric Distribution
Residential	3,371	3,486	8,879	9,000
Commercial	3,208	3,426	8,627	9,302
Industrial	2,819	3,034	8,111	8,799
Street lighting and public authority	107	124	336	377
Ameren Illinois Electric Distribution total	9,505	10,070	25,953	27,478
Eliminate affiliate sales	(123)	(35)	(304)	(84)
Ameren Total	20,015	20,355	55,653	55,911
Electric Revenues (in millions):
Ameren Missouri
Residential	$455	$489	$1,111	$1,134
Commercial	343	394	828	943
Industrial	87	94	207	226
Other, including street lighting and public authority	47	32	95	102
Ameren Missouri retail load subtotal	$932	$1,009	$2,241	$2,405
Off-system	52	31	145	112
Ameren Missouri total	$984	$1,040	$2,386	$2,517
Ameren Illinois Electric Distribution
Residential	$234	$224	$664	$640
Commercial	127	123	365	370
Industrial	26	27	91	94
Other, including street lighting and public authority	4	15	13	31
Ameren Illinois Electric Distribution total	$391	$389	$1,133	$1,135
Ameren Transmission
Ameren Illinois Transmission(a)	$92	$81	$253	$217
ATXI	49	47	147	134
Ameren Transmission total	$141	$128	$400	$351
Other and intersegment eliminations(a)	(27)	(29)	(73)	(75)
Ameren Total	$1,489	$1,528	$3,846	$3,928
(a)Includes $15 million, $18 million, $39 million, and $47 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Gas Sales - dekatherms (in millions):
Ameren Missouri	2	3	14	15
Ameren Illinois Natural Gas	28	25	123	128
Ameren Total	30	28	137	143
Gas Revenues (in millions):
Ameren Missouri	$17	$19	$87	$98
Ameren Illinois Natural Gas	122	112	533	568
Ameren Total	$139	$131	$620	$666
		September 30,		December 31,
		2020		2019
Common Stock:
Shares outstanding (in millions)		247.2		246.2
Book value per share		$34.34		$32.73